                                AGENCY AGREEMENT


                                                                 July 6, 1998


CVF Corporation
916 Center Street
Lewiston, New York
U.S.A. 14092


Attention:     Mr. Jeffrey Dreben
               PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear Sirs:

     RE:  PROPOSED INITIAL PUBLIC OFFERING

     Moss, Lawson & Co. Limited (the "Agent") understands that CVF Corporation (the "Corporation") plans to proceed with an initial public offering (the "Public Offering") of a minimum of 874,430 and a maximum of 2,874,430 common shares (the "Shares") from the treasury of the Corporation to raise aggregate proceeds of a minimum of $6,995,440 and a maximum of $22,995,440. In addition, the Agent understands that Murray Sinclair and C.A. Misener Enterprises Inc. (collectively, the "Selling Shareholders") propose to offer (the "Secondary Offering") an aggregate of 125,570 common shares (the "Secondary Shares") to raise aggregate proceeds to the Selling Shareholders of $1,004,560. Subject to the provisions of this Agreement, the Agent is hereby appointed as sole and exclusive agent for and on behalf of the Corporation and the Selling Shareholders in connection with the Public Offering and the Secondary Offering. The completion of the Public Offering and the Secondary Offering are subject to the provisions of this Agreement and the receipt of all necessary regulatory and stock exchange approvals which the Corporation agrees to use its best efforts to obtain.

     Subject to the terms and conditions set forth below, the Agent hereby agrees to solicit, on a best efforts basis, offers to purchase a minimum of 874,430 and a maximum of 2,874,430 Shares for an aggregate purchase price payable to the Corporation of a minimum of $6,995,440 and a maximum of $22,995,440 and 125,570 common shares from the Selling Shareholders for an aggregate purchase price payable to the Selling Shareholders of $1,004,560. The Shares and the Secondary Shares are collectively referred to as the "Offered Shares" The Shares shall have an issue and sale price equal to $8.00 per share and the Secondary Shares shall have a sale price of $8.00 per share. It is understood and agreed that subject to the provisions contained herein, the Agent is under no obligation to purchase any Offered Shares although it may subscribe for and purchase Offered Shares if it so desires.

     To that end, the Agent understands that the Corporation has filed under the applicable securities laws of each of the provinces of Canada other than Quebec (collectively, the "Qualifying Jurisdictions") a preliminary prospectus dated April 29, 1998 (the "Canadian Preliminary Prospectus") and will file, without delay, a final prospectus (the "Canadian Prospectus") in order to qualify the Offered Shares and the Subject Securities (as hereinafter defined) for distribution to the public in the Qualifying Jurisdictions. The Corporation has also prepared and filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form SB-2 (File No. 333-51757) with respect to the Offered Shares and the Over-Allotment Shares (as hereinafter defined) in conformity in all material respects with the UNITED STATES SECURITIES ACT OF 1933, as amended (the "1933 Act") and the rules and regulations of the SEC under the 1933 Act (the "Rules and Regulations") and has filed with the SEC such amendments thereof as may have been required to the date of this Agreement.

     As used in this Agreement, "Registration Statement" shall mean such registration statement on Form SB-2 filed with the SEC at the time such registration statement becomes effective, including the exhibits thereto and the documents incorporated by reference therein and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; "U.S. Prospectus" shall mean the prospectus in the form included in the Registration Statement, including the documents incorporated by reference therein; "U.S. Preliminary Prospectus" shall mean the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the SEC, and as such prospectus may have been amended from time to time prior to the date of the U.S. Prospectus; "Preliminary Prospectuses" shall mean (i) the Canadian Preliminary Prospectus and (ii) the U.S. Preliminary Prospectus; and "Prospectuses" shall mean (i) the Canadian Prospectus and (ii) the U.S. Prospectus.

     The terms and conditions of the Public Offering and Secondary Offering are as follows:

TERMS AND CONDITIONS

1. OVER-ALLOTMENT OPTION - The Corporation agrees to grant to the Agent a non-assignable option (the "Over-Allotment Option") to purchase up to 15% of the total number of common shares sold pursuant to the Public Offering (the "Over-Allotment Shares"), from the Corporation, exercisable in whole or in part at any time on or before 5:00 p.m. (Toronto time) on the 60th day following the Closing Date (as hereinafter defined) provided that an aggregate of 3,000,000 Offered Shares have been sold on the Closing Date, at a price of $8.00 per Over-Allotment Share purchased. The Agent will be paid a commission (the "Over-Allotment Commission") equal to 7% of the purchase price for each Over-Allotment Share. The Agent will notify the Corporation in writing, no later than the close of business on the following day which is not a Saturday, Sunday, or a statutory holiday in the City of Toronto (a "Business Day"), as to the

Agent's over-allotment position at the close of business two Business Days after the Closing Date. The Agent may exercise the Over-Allotment Option in whole or in part during the currency thereof by delivering written notice to the Corporation (the "Over-Allotment Notice"), specifying the number of Over-Allotment Shares which the Agent wishes to purchase. If the Agent exercises the Over-Allotment Option as aforesaid, the Agent shall, on the date (the "Over-Allotment Closing") that is not less than two Business Days and not more than five Business Days after the day of the Over-Allotment Notice, pay to the Corporation the aggregate purchase price for the Over-Allotment Shares subscribed for by certified cheque or bank draft against delivery to the Agent of a certificate in definitive form, representing the Over-Allotment Shares subscribed for, registered in accordance with the direction of the Agent and against payment by the Corporation to the Agent of the Over-Allotment Commission by certified cheque or bank draft. The applicable terms, conditions and provisions of this Agreement shall apply mutatis mutandis to the Over-Allotment Closing and the Over-Allotment Shares. In the event the Corporation shall subdivide, consolidate or otherwise change its common shares during the currency of the Over-Allotment Option, the common shares issuable upon the exercise of the Over-Allotment Option shall similarly be subdivided, consolidated or changed such that the Agent receives the same number and type of securities that they would have otherwise received had they exercised in full such options prior to such subdivision, reclassification or change. The exercise price shall be adjusted accordingly and notice shall be given to the Agent of such adjustment. In the event of any dispute as to the required adjustment to the exercise price, such adjustment shall be determined conclusively by the auditors of the Corporation.

2. CANADIAN PROSPECTUS AND REGISTRATION STATEMENT - The Corporation shall, no later than July 14, 1998, have prepared and filed (and obtained a receipt) under the applicable securities laws of the Qualifying Jurisdictions, the Canadian Prospectus and shall have taken, to the reasonable satisfaction of the Agent and its counsel, all other steps and proceedings as are necessary in order to qualify the Offered Shares, the Over-Allotment Shares, and to the extent allowable and as disclosed in the Canadian Prospectus, the Compensation Option (as hereinafter defined), (the "Offered Shares", the "Over-Allotment Shares", and the "Compensation Option" hereinafter collectively referred to as the "Subject Securities") for distribution (or distribution to the public, as the case may be) in the Qualifying Jurisdictions, subject to any conditions to be fulfilled by the Agent itself including delivery of the Canadian Prospectus to the persons entitled thereto. The Corporation shall also prepare and file with the SEC a Registration Statement with respect to the Offered Shares and the Over-Allotment Shares in conformity in all material respects with the 1933 Act and the Rules and Regulations and will file with the SEC such amendments thereof as may be required. The Registration Statement shall have been declared effective by the SEC on or prior to the Closing Date.

3. THE PUBLIC OFFERING - The Corporation agrees to pay to the Agent a commission equal to 7% of the aggregate gross proceeds on the sale of the Shares (the "Commission") provided that such sale occurs, in consideration of the services to be rendered by the Agent in connection with the Public Offering, which services shall include:

          (i) acting as agent of the Corporation to solicit, on a best efforts basis, offers to purchase the Shares in the Qualifying Jurisdictions and in such other jurisdictions outside of the United States as may be agreed by the Corporation and the Agent;

          (ii) assisting in the preparation of the Canadian Prospectus, the Canadian Preliminary Prospectus and any documents supplemental thereto or any amending or supplementary prospectus or other supplementary documents or any similar document (collectively, the "Supplementary Material") required to be filed under the applicable securities laws of the Qualifying Jurisdictions (the "Canadian Securities Laws"); and

         (iii) advising the Corporation with respect to the Public
               Offering.

     The Commission shall be paid in full by the Corporation on the Closing Date, providing such closing occurs.

          As additional consideration for the Agent agreeing to act as agent in connection with the Public Offering, the Corporation will issue to the Agent on the Closing Date, a non-assignable option (the "Compensation Option") in the form of Schedule "A" hereto, to purchase 10% of the total number of Shares sold pursuant to the Public Offering at a price of $8.00 per Share, such option to be exercisable commencing on the Closing Date, provided the Public Offering occurs, and for a period of 18 months from the date on which a receipt is issued for the Canadian Prospectus by the securities regulatory authorities in each of the Qualifying Jurisdictions; it being understood by the Agent that the Compensation Option and the common shares underlying the Compensation Option are not being registered under the 1933 Act and will be restricted securities within the meaning of Rule 144 under the 1933 Act.

     The Corporation agrees that the Agent will be permitted to appoint other registered dealers (or other dealers duly qualified in their respective jurisdictions) as its sub-agents to assist in the Public Offering and that the Agent may determine the remuneration payable by the Agent to such other dealers appointed by it, such remuneration to be paid solely by the Agent.

     The Corporation and the Agent agree that the Corporation shall be permitted to appoint other registered dealers (or other dealers qualified in their respective jurisdictions) who are not part of the selling group formed by the Agent as of the date hereof, as new member of the selling group (the "New Members"). The Corporation and the Agent further agree that New Members brought in by the Corporation shall be entitled to 90% of the Commission payable and 90% of the

Compensation Options issuable by the Corporation in respect of the Shares sold by such New Members under the Canadian Prospectus.

     Without limitation to the other representations, covenants and warranties herein, the Agent covenants, represents and warrants to the Corporation that: (i) it will comply with Canadian Securities Laws; (ii) it did not offer the Offered Shares nor solicit purchasers for the Offered Shares until the Canadian Preliminary Prospectus was filed in the Qualifying Jurisdictions and a receipt obtained therefor and it has not and will not offer or sell Offered Shares in the United States or in any jurisdiction other than the (A) Qualifying Jurisdictions and (B) such other jurisdictions as may be agreed to by the Corporation and the Agent; (iii) it is duly qualified to solicit or procure subscriptions in the Qualifying Jurisdictions; (iv) it will not, in connection with the Public Offering, make any representation with respect to the Corporation, or the Subject Securities except with respect to the terms contemplated by this Agreement, the Canadian Prospectus or any Supplementary Material (as hereinafter defined) except as shall be expressly authorized in writing by the Corporation, as the case may be; (v) it will not, in connection with the Public Offering, provide any written materials to any potential purchasers of the Offered Shares other than the Canadian Preliminary Prospectus, the Canadian Prospectus or any Supplementary Material and as otherwise permitted pursuant to applicable Canadian securities legislation; and (vi) upon the Corporation obtaining the necessary final receipt therefor from the securities regulatory authorities in the Qualifying Jurisdictions, it will forthwith upon receipt of copies of the Canadian Prospectus deliver one copy of the Canadian Prospectus to persons who are to acquire Offered Shares pursuant to the Public Offering and the Secondary Offering.

4. REPRESENTATIONS OF THE CORPORATION - The Corporation represents and warrants to the Agent and acknowledges that the Agent is relying upon such representations and warranties, as follows:

          (a) each of the Corporation and the Holdings (as hereinafter defined) has been duly incorporated and organized and is validly existing under the laws of the jurisdiction of its incorporation, is current and up-to-date with all material filings required to be made by it under the corporate laws of its jurisdiction of incorporation and has all requisite corporate authority and power to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own, lease and operate its property and assets;

          (b) the only companies in which the Corporation has an interest (the "Holdings"), are as set out in Schedule "B" hereto, and the Corporation, either directly or indirectly, beneficially owns that number of issued and outstanding shares of each such Holding, as is set out in Schedule "B" hereto, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and no person has any right, agreement or option, present or future, contingent or absolute, of any right capable of becoming a right, agreement or option, for the purchase from the Corporation of any interest in any of such shares and except as described in the Registration Statement and Prospectuses for the issue or allotment of any unissued shares in the capital of the Holdings or any other security convertible into or exchangeable for any such shares;

          (c) each of the Corporation and the Holdings is duly qualified to carry on business under the laws of each jurisdiction in which it carries on its business and is in good standing in each jurisdiction in which it carries on a material portion of its business or operates, owns or leases any material property or assets;

          (d) the Corporation has full corporate power and authority to issue the Shares, the Over-Allotment Shares, the Compensation Option and the Over-Allotment Option (the Compensation Option and the Over-Allotment Option hereinafter collectively referred to as the "Options" and the common shares issuable pursuant to the Options hereinafter collectively referred to as the "Optioned Securities") as at the Closing Date; the Shares will be duly and validly authorized, allotted and reserved for issuance and upon payment therefor such Shares will be issued as fully paid and non-assessable shares; the Secondary Shares are issued and outstanding as fully paid and non-assessable shares; the Options have been duly and validly created and as at the Closing Date will be issued; the Optioned Securities will be duly and validly authorized, allotted and reserved for issuance and the issuance of any of the Optioned Securities upon payment of the exercise price therefor in accordance with their respective terms on the exercise thereof will be issued as fully paid and non-assessable;

          (e) the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this Agreement, the Compensation Option and the other material agreements to which the Corporation is a party or by which it is bound, by the Corporation does not and will not result in any breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the articles, by-laws or resolutions of the shareholders or directors of the Corporation or any committee thereof or any indenture, contract, agreement (written or oral), instrument, lease or other document, including without limitation the contracts to which the Corporation is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to the Corporation which default or breach might reasonably be expected to materially adversely affect, on a consolidated basis, the business, operations, capital or condition (financial or otherwise) of the Corporation or its assets or properties;

          (f) the Corporation has full corporate power and authority to enter into this Agreement and to perform its obligations set out herein and the Corporation has all corporate power and authority to enter into the Compensation Option and to perform its obligations therein and this Agreement has and the Compensation Option will, on the Closing Date, be duly authorized, executed and delivered by the Corporation, and this Agreement is, and the Compensation Option will, on the Closing Date, be legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms except that
               (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally; (ii) equitable remedies including, without limitation, specific performance and injunction may be granted only in the discretion of a court; and (iii) rights of indemnity, contribution and waiver of contribution may be limited under applicable law;

          (g) there has not been any material adverse change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation from the position set forth in the Corporation's consolidated financial statements for the year ended December 31, 1997 (the "Financial Statements") and there has not been any material adverse change in the business, operations or condition (financial or otherwise) or results of the operations of the Corporation for the year ended December 31, 1997, that is not disclosed in the Financial Statements; and since the dates of the Financial Statements there have been no material facts, transactions, events or occurrences which could materially adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation or its assets or properties, on a consolidated basis.

          (h) the financial statements of the Corporation and notes thereto contained in Registration Statement and the Prospectuses, present fairly, in all material respects the consolidated financial position of the Corporation as at the dates indicated and the results of its operations and changes in its financial position for the periods specified and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied, except as otherwise stated therein, on a consistent basis;

          (i) Ernst & Young and Feldman Sherb Ehrlich & Co. P.C., who are reporting upon the audited financial statements of the Corporation included in the Registration Statement and the Prospectuses, are, and during the periods covered by their reports were, auditors of the Corporation and are independent auditors as required by the 1933 Act and the Rules and Regulations and Canadian Securities Laws;

          (j) there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affects, or may in any way materially adversely affect, the business, operations or condition (financial or otherwise) of the Corporation, or any of its assets or properties or which affects or may affect the distribution of any of the Subject Securities;

          (k) the authorized capital of the Corporation consists of 50,000,000 common shares , US$0.001 par value, and 500,000 preferred shares, US$0.001 par value, of which at the date hereof 5,793,198 common shares and 25,000 preferred shares are issued and outstanding as fully paid and non-assessable;

          (l) except as described in the Prospectuses, there is no warrant, option, right or privilege capable of becoming an agreement for the purchase, subscription or issuance of any unissued securities of the Corporation;

          (m) except for matters which would not have a material adverse effect on the Corporation or the Holdings, the Corporation is not aware of a claim of any infringement or breach by the Corporation or the Holdings of any industrial, copyright or other intellectual property rights of any other person, nor has either the Corporation or the Holdings in which the Corporation holds more than a 20% equity interest (collectively, the "Subsidiaries") or, to the best of the knowledge of the Corporation, the Holdings in which the Corporation holds a 20% equity interest or less (collectively, the "Investees") received any notice nor is the Corporation otherwise aware that the use of the business names, trademarks, service marks and industrial, copyright or other intellectual property of either the Corporation or the Holdings infringes upon or breaches any industrial, copyright or other intellectual property rights of any other person and the Corporation has no knowledge of any infringement or violation of any of its or the Holding's rights in such intellectual, copyright and other industrial property and is not aware of any state of facts which casts doubt on the validity or enforceability of any of such intellectual, copyright or other industrial property rights;

          (n) each of the Corporation and the Subsidiaries and, to the best of the knowledge of the Corporation, the Investees own or possess adequate enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes or formulations (including software) used or proposed to be used in the conduct of each of their respective businesses;

          (o) to the best of the knowledge of the Corporation, the conduct of the business of each of the Corporation and the Holdings does not infringe upon the trademarks, trade names, service marks or copyrights, trade secrets, know-how, designs or other proprietary rights or technology, domestic or foreign, of any other person, firm or corporation;

          (p) other than the Agent, and its agents, there is no person, firm or corporation acting or purporting to act at the request of the Corporation, who is entitled to any brokerage or finder's fee in connection with the Public Offering or the Secondary Offering and in the event that any person, firm or corporation acting or purporting to act for the Corporation establishes a claim for any fee from the Agent in connection with the Public Offering or the Secondary Offering, the Corporation covenants to indemnify and hold harmless the Agent with respect thereto and with respect to all costs reasonably incurred in defence thereof;

          (q) each of the Corporation and the Subsidiaries and, to the best of the knowledge of the Corporation, the Investees has conducted and is conducting its business in material compliance with all applicable laws, by-laws, rules and regulations of each jurisdiction in which a material portion of its business is carried on and holds all material licences, registrations, permits, consents or qualifications required in order to enable its business to be carried on as now conducted and all such licences, registrations, permits, consents and qualifications are valid and subsisting and in good standing and the Corporation has not received any notice of proceedings relating to the revocation or modification of any such license, registration, permit, consent or qualification which, if the subject of an unfavourable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, capital condition (financial or otherwise) of the Corporation, on a consolidated basis;

          (r) the Corporation has filed in a timely manner each document or report required to be filed by it pursuant to its continuous reporting obligations in the United States under the SECURITIES EXCHANGE ACT OF 1934, as amended (the "1934 Act") and each such document or report together with any amendments thereto, at the time it was filed conformed, as applicable, in all material respects, to all requirements and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (s) there is not in the constating documents or by-laws of the Corporation any pre-emptive right or other similar right entitling a holder of securities from acquiring additional securities or, any restriction upon or impediment to the issuance of shares or other securities or to the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of its common shares;

          (t) the completion of the Public Offering does not require any consent, approval, authorization or order of any court or government agency or body, other than (i) the obtaining of a receipt in respect of the Canadian Prospectus from the securities regulatory authorities in each of the Qualifying Jurisdictions,
               (ii) requirements under the 1933 Act, the 1934 Act and any applicable U.S. state securities or "Blue Sky" laws (collectively, "U.S. Securities Laws") which will be satisfied on or prior to the Closing Date, and (iii) those which have been obtained as of the date hereof;

          (u) the net proceeds derived from the issue and sale of the Shares pursuant to the Public Offering will be used in the manner specified in the Prospectuses and for no other purpose;

          (v) the minute books of each of the Corporation and the Subsidiaries provided to counsel to the Agent contain copies of all constating documents and all resolutions of its directors and securityholders and all shareholder or voting arrangement agreements;

          (w) each of the Corporation and the Subsidiaries, and to the best of the knowledge of the Corporation, the Investees has filed all necessary tax returns and notices and, to the best of the knowledge of the Corporation, has paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due and none of the Corporation, the Subsidiaries and, to the best of the knowledge of the Corporation, the Investees is aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to itself where, in any of the above cases it might reasonably be expected to result in any material adverse change in the business, operations, capital or condition (financial or otherwise) of the Corporation, on a consolidated basis;

          (x) insofar as Canadian Securities Laws are concerned, the Canadian Prospectus is true and correct, contains no misrepresentation and constitutes full, true and plain disclosure of all material facts relating to the Corporation and the Subject Securities and no material fact or information has been omitted therefrom; and

          (y) at the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, and at the Closing Date and the Over-Allotment Closing, if any, the Registration Statement and the U.S. Prospectus and any amendments thereof and supplements thereto will comply in all material respects with the applicable provisions of the 1933 Act and the Rules and Regulations and will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information relating solely to or provided by the Agent;

          (z) the Corporation is not a party to or otherwise bound by any material contract (within the meaning of Canadian Securities
               Laws) other than the Agency Agreement;

         (aa) the Corporation is not and as a result of the sale of the Offered Shares contemplated hereby will not be, an "investment company" as defined in the United States INVESTMENT COMPANY ACT OF 1940, as amended;

          (bb) the Corporation meets the general eligibility requirements for use of Form SB-2 under the 1933 Act;

          (cc) the Registration Statement will become effective prior to the Closing Date; no stop order suspending the effectiveness of the

               Registration Statement will be in effect at the Closing Date, and no proceedings for such purpose are pending before or, to the Corporation's knowledge, threatened by the SEC;

          (dd) the U.S. Prospectus conforms and will conform to the Canadian Prospectus except for such deletions therefrom and additions thereto as are permitted or required by Form SB-2 and the applicable Rules and Regulations;

         (ee) the Corporation has not made and will not make any offer or sale of or solicitation of an offer to buy the Offered Shares in the United States or to a U.S. Person (as defined in Regulation S under the 1933
     Act); and

         (ff) all of the issued and outstanding common shares of the Corporation are listed and posted for trading on the American Stock Exchange.

5. COVENANTS OF THE CORPORATION - The Corporation hereby covenants to and with the Agent that it will:

          (a) use its best efforts to resolve as soon as reasonably practicable any regulatory deficiencies in respect of the Canadian Preliminary Prospectus on a basis mutually and reasonably acceptable to the Agent and the Corporation and, as soon as reasonably practicable after such deficiencies have been resolved or satisfied, prepare, file and use its best efforts to obtain receipts under Canadian Securities Laws for the Canadian Prospectus and take all other steps and proceedings that may be necessary in order to qualify the Subject Securities for distribution in the Qualifying Jurisdictions as soon as possible after such regulatory deficiencies have been resolved and, in no event later than 5:00 p.m. (Toronto time) on July 14, 1998;

          (b) use its best efforts to have the Registration Statement declared effective on or prior to the Closing Date;

          (c) prior to the filing of the Canadian Preliminary Prospectus and thereafter and prior to the filing of the Canadian Prospectus and any Supplementary Material, permit the Agent and its counsel to participate fully in the preparation of such documents and allow the Agent and its counsel to conduct all due diligence which the Agent may reasonably require to be conducted in order to fulfill its obligations under Canadian Securities Laws and in order to enable the Agent responsibly to execute any certificate required to be executed by the Agent in connection with the Canadian Preliminary Prospectus, the Canadian Prospectus or any Supplementary Material;

          (d) deliver in Toronto, within three (3) Business Days of the issue of a receipt for the Canadian Preliminary Prospectus and the Canadian Prospectus, as the case may be, and within three (3) Business Days of execution of any Supplementary Material without charge to the Agent as many copies of the Canadian Preliminary Prospectus, the Canadian Prospectus and any Supplementary Material as the Agent may reasonably request for the purposes contemplated hereunder and contemplated by the applicable securities legislation, and such delivery shall constitute: (i) the consent of the Corporation to the use of such documents in connection with the distribution of the Subject Securities subject to the provisions of the Canadian Securities Laws; and
               (ii) the Corporation's representation and warranty to the Agent that, for the purposes of Canadian Securities Laws, at the time of delivery, the information and statements contained therein (except information and statements relating solely to or provided by the Agent) contain no untrue statement of material fact, and constitute full, true and plain disclosure of all material facts relating to the Public Offering, the Corporation, and the Subject Securities;

          (e) cause to be delivered to the Agent concurrently with the filing of the Canadian Prospectus and any Supplementary Material, comfort letters of the auditors of the Corporation in each case dated the date of the Canadian Prospectus or the Supplementary Material to which such letter relates (as the case may be) addressed to the Agent and to the directors of the Corporation, in form and substance satisfactory to the Agent, relating to the financial statements to be included in the Canadian Prospectus and any Supplementary Material and verifying in accordance with the Canadian Institute of Chartered Accountants Handbook the financial information, accounting data and other numerical data contained in the Canadian Prospectus or any Supplementary Material and matters involving changes or developments since the respective dates as of which specified financial information is given in the Canadian Prospectus or the Supplementary Material to a date not more than two (2) Business Days prior to the date of such letter;

          (f) subject to the terms of this Agreement, the Corporation will duly and punctually perform all the obligations to be performed by it hereunder and under the Compensation Option;

          (g) ensure that at the respective times of filing of the Canadian Preliminary Prospectus, the Canadian Prospectus and any Supplementary Material and thereafter during the distribution of the Subject Securities, that the Canadian Preliminary Prospectus, the Canadian Prospectus and any Supplementary Material will fully comply, in all material respects, with the requirements of Canadian Securities Laws;

          (h) during the period commencing with the date hereof and ending on the conclusion of the distribution of the Offered Shares or, if 3,000,000 Offered Shares are sold pursuant to the Public Offering and the Secondary Offering, on the conclusion of the distribution of the Over-Allotment Shares, the Corporation will give the Agent prompt written notice of:

               (i) any material change (actual, proposed, anticipated or threatened) in or affecting the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation;

               (ii) any material change in or misrepresentation of a material fact contained or referred to in the Registration Statement, the Preliminary Prospectuses, the Prospectuses or any Supplementary Material; and

               (iii) the occurrence of a material fact, which (A)  insofar as the 1933 Act is concerned, makes any statement of a material fact made in the Registration Statement or the U.S. Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the U.S. Prospectus (as then amended or supplemented) in order to state a material fact required by the 1933 Act or the Rules and Regulations to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) insofar as Canadian Securities Laws are concerned, is or may be, of such a nature as to: result in a misrepresentation in the Canadian Preliminary Prospectus, the Canadian Prospectus or any Supplementary Material; or result in the Canadian Preliminary Prospectus, the Canadian Prospectus or any Supplementary Material not complying with Canadian Securities Laws;

     provided that if the Corporation is uncertain as to whether a material change, occurrence or event of the nature referred to in this subparagraph has occurred, the Corporation shall promptly inform the Agent of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Agent as to whether the occurrence is of such nature;

     In this Agreement, insofar as Canadian Securities Laws are concerned, the terms "material change", "material fact", "misrepresentation" and "distribution" have the meanings ascribed thereto in the SECURITIES ACT (Ontario);

          (i) during the period commencing with the date hereof and ending on the conclusion of the distribution of the Offered Shares or, if 3,000,000 Offered Shares are sold pursuant to the Public Offering and the Secondary Offering, on the conclusion of distribution of the Over-Allotment Shares, the Corporation will promptly inform the Agent of:

               (i) any request of any Canadian or U.S. securities commission or similar regulatory authority for any amendment to the Registration Statement, the Preliminary Prospectuses, the Prospectuses or for any additional information;

               (ii) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement;

               (iii)     the issuance by any Canadian or U.S. securities
                    commission or similar regulatory authority, or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose; and

               (vi) the receipt by the Corporation of any communication from any
                    Canadian or U.S. securities commission or similar regulatory authority or any other competent authority relating to the Registration Statement, the Preliminary Prospectuses, the Prospectuses or the distribution of the Subject Securities; and

          (j) prepare and file promptly any amendment to the Registration Statement and the Prospectuses which in the reasonable opinion of the Agent and the Corporation may be necessary or advisable in order to comply with applicable Canadian and U.S. securities laws (to be effected, if necessary, by the filing with the SEC of a post-effective amendment to the Registration Statement); and

          (k) if at any time the SEC shall issue or propose to enter any stop order suspending the effectiveness of the Registration Statement, the Corporation will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the withdrawal of such order at the earliest possible time.

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING SHAREHOLDERS

     Each of the Selling Shareholders hereby severally represents, warrants and covenants as follows to the Agent and acknowledges that the Agent is relying upon such representations, warranties and covenants in connection with its execution and delivery of this Agreement:

          (a) the Selling Shareholder is or will be at the Time of Closing (as hereinafter defined) the beneficial owner of and has or will have at the Time of Closing valid and marketable title to the Secondary Shares to be sold by such Selling Shareholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restrictions on transfer or resale restrictions under Canadian securities legislation, except such restrictions as shall have been satisfied by the Time of Closing;

          (b) the Selling Shareholder has or will have at the Time of Closing full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver the Secondary Shares to be sold by Time of Closing and upon delivery of and payment for such shares, the purchaser of such shares will acquire valid and marketable title to such shares free and clear of any lien, claim, security interest, or other encumbrance;

          (c) this Agreement has been duly authorized, executed and delivered by the Selling Shareholder and constitutes a valid and binding obligation of the Selling Shareholder enforceable against the Selling Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

          (d) the execution and delivery of this Agreement by the Selling Shareholder, the sale of the Secondary Shares to be sold by such Selling Shareholder and the consummation of the transactions contemplated in this Agreement does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is or may be bound or to which any of the Selling Shareholder's property or assets is subject, which breach or violation or the consequences thereof would, alone or in the aggregate, be material, nor does or will such action conflict with or violate any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to the Selling Shareholder or to any property or assets of the Selling Shareholder.

          (e) other than as may be required under U.S. Securities Laws, Canadian Securities Laws and the rules and by-laws of the American Stock Exchange and The Toronto Stock Exchange, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the sale of the Secondary Shares to be sold by the Selling Shareholder or the consummation of the transactions contemplated in this Agreement;
               and

          (f) the Selling Shareholder will do or perform all things within the control of the Selling Shareholder (i) reasonably required to be done or performed by the Selling Shareholder prior to the Time of Closing to satisfy all conditions precedent to the delivery of the Secondary Shares to be sold by such Selling Shareholder; and
               (ii) necessary to give effect to the sale by the Selling Shareholder of the Secondary Shares to be sold by the Selling Shareholder as contemplated by this Agreement and the Prospectuses.

7. CONDITIONS OF CLOSING - The purchase and sale of the Offered Shares and the Closing (as hereinafter defined) shall be subject to the following conditions, which conditions shall be satisfied on or prior to the Closing Date:

          (a) the Agent shall have received and the Corporation shall have accepted subscriptions for the Offered Shares for aggregate gross proceeds of a minimum of $8,000,000;

          (b) a receipt for the Canadian Prospectus shall have been issued on or before July 14, 1998 in the Qualifying Jurisdictions;

          (c) the Corporation shall take, or cause to be taken, all steps and proceedings that may be requisite under Canadian Securities Laws to qualify the Subject Securities for distribution (or distribution to the public, as the case may be) in the Qualifying Jurisdictions through registrants registered under Canadian Securities Laws who have complied with the relevant provisions of the Canadian Securities Laws;

          (d) the Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Corporation, threatened by the SEC; and all requests for information on the part of the SEC shall have been complied with;

          (e) the Agent having received a certificate of the Corporation dated the Closing Date signed by each of the President and Chief Executive Officer and the Chief Financial Officer of the Corporation or by such other officers acceptable to the Agent certifying as to certain matters reasonably requested by the Agent including certification that:

               (i) the Corporation has complied, in all material respects, with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied up to the Time of Closing;

               (ii) all of the representations and warranties contained in this
                    Agreement are true and correct as of the Time of Closing with the same force and effect as if made at and as of the Time of Closing;

               (iii)since the date hereof, there has been no material adverse change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation, the Subsidiaries and, to the best of the knowledge of the Corporation, the Investees;

               (iv) no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation (including the Subject Securities) has been issued and no proceedings for such purposes are pending, or, to the knowledge of such officers, contemplated or threatened; and

               (v) no stop order suspending effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or to the knowledge of such officers, threatened by the SEC;

          (f) the Agent having received from each of the Selling Shareholders at the Time of Closing a certificate dated the Closing Date and executed and delivered by such Selling Shareholder, certifying that the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct as of the Time of Closing with the same effect as if made at the Time of Closing;

          (g) the Agent, having received at the Closing, a favourable opinion of Meighen, Demers, counsel to the Corporation addressed to the Agent, and counsel to the Agent, acceptable in all reasonable respects to counsel to the Agent to the effect that:

               (i) the Corporation is a corporation validly existing under the laws of the jurisdiction of its incorporation;

               (ii) the Corporation has all requisite corporate capacity, power and authority to carry on its business as now conducted by it, to own its assets and to execute and deliver this Agreement and the Compensation Option and to perform all transactions contemplated thereby;

              (iii) the authorized and issued capital of the Corporation shall be as set forth under the representations and warranties of the Corporation in Section 4 hereof, each of which issued shares shall have been duly and validly created, authorized and issued and are issued as fully paid and non-assessable shares;

               (iv) immediately prior to the Time of Closing and before giving effect to the sale of the Secondary Shares, the Selling Shareholders are the registered holders of at least 125,570 common shares of the Corporation;

                (v) each of this Agreement and the Compensation Option has been or will be duly authorized, executed and delivered by the Corporation, as the case may be, and constitutes or will constitute a legal, valid and binding obligation of the Corporation enforceable in accordance with its terms (subject to the usual qualifications);

               (vi) all necessary corporate action has been taken by the
                    Corporation to authorize the issuance of the Shares on the terms and conditions of this Agreement and the Corporation having received payment in full of the purchase price therefor such shares have been validly issued and are outstanding as fully paid and non-assessable shares;

              (vii) the Optioned Securities have been reserved for issuance and such shares will, when issued, upon payment of the exercise price therefor and upon the exercise of the Compensation Option and the Over-Allotment Option in accordance with the respective terms thereof, be validly issued as fully paid and non-assessable shares;

             (viii) the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this Agreement, each of the Options and the other material agreements to which the Corporation is a party or by which it is bound, by the Corporation does not and will not result in any breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the articles, by-laws or resolutions of the shareholders or directors of the Corporation or any committee thereof or, to the knowledge of such counsel, any indenture, contract, agreement (written or oral), instrument, lease or other document, including without limitation the contracts to which the Corporation is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to the Corporation which default or breach might reasonably be expected to materially adversely affect, on a consolidated basis, the business, operations, capital or condition (financial or otherwise) of the Corporation or its assets or properties;

               (ix) the form of common share certificate has been approved and adopted by the directors of the Corporation and conforms with all applicable corporate legislation, the requirements of the American Stock Exchange and The Toronto Stock Exchange;

                (x) a registrar and transfer agent duly authorized to carry on such business in the Qualifying Jurisdictions has been duly appointed by the Corporation as the registrar and transfer agent in respect of the common shares of the Corporation; and

               (xi) all necessary documents have been filed and proceedings taken under Canadian Securities Laws to qualify the Offered

                    Shares for distribution to the public in the Qualifying Jurisdictions through registrants registered under Canadian Securities Laws who comply with the relevant provisions of such laws and with respect to such other securities as counsel for the Agent and the Corporation shall agree, acting reasonably.

              (xii) the common shares of the Corporation will, once listed on a prescribed stock exchange, constitute qualified investments under THE INCOME TAX ACT (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans (collectively, "Tax Deferred Plans"), however, the common shares will be "foreign property" to such Tax Deferred Plans and will be subject to the foreign property limits set out in Part XI of the INCOME TAX ACt (Canada);

          In giving the opinions contemplated above, counsel to the Corporation shall be entitled to rely, where appropriate, upon such opinions of local counsel that counsel to the Corporation opines to the Agent are in form and substance satisfactory to counsel to the Corporation and that the Agent is entitled to rely on, and shall be entitled, as to matters of fact, a certificate of fact of the Corporation signed by officers in a position to have knowledge of such facts and their accuracy and certificates of such public officials and other persons as are necessary or desirable;

          (h) the Agent shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, U.S. securities counsel for the Corporation, an opinion with respect to the effectiveness and compliance as to form of the Registration Statement and consents, approvals or filings required in connection with the transactions contemplated by this Agreement;

          (i) the Agent having received at Closing favourable legal opinions of the Subsidiaries' counsel addressed to the Agent and counsel to the Agent, acceptable in all reasonable respects to counsel to the Agent, to the effect that:

               (i) each of the Subsidiaries is a corporation validly existing under the laws of its jurisdiction of incorporation and is qualified to carry on business and own its assets under the laws of each jurisdiction in which it carries on business and owns its assets;

               (ii) each of the Subsidiaries has all requisite corporate
                    capacity, power and authority to carry on its business as is now conducted by it and to own its assets; and

              (iii) the Corporation is the registered holder of all of the issued and outstanding shares in the capital of the Subsidiaries, as set out in Schedule "B", hereto.

          (j) the Subject Securities shall have been approved for listing on the Toronto Stock Exchange and the Offered Shares and the Over-Allotment Shares shall have been approved for listing on the American Stock Exchange.

          (k) the Corporation shall have performed each of the covenants referred to in Section 5 hereof to be performed by it at or prior to the Time of Closing.

8. CLOSING - The purchase and sale of the Shares (the "Closing") shall be completed at the offices of counsel to the Corporation, Meighen, Demers, Suite 1100, 200 King Street West, Toronto, Ontario at 8:00 a.m. (Toronto time) (the "Time of Closing") on or before July 14, 1998 (the "Closing Date"), or such later date not later than July 31, 1998 as the parties may agree.

     At the Time of Closing, the Corporation shall deliver to the Agent:

          (a) certificates representing the Offered Shares duly registered as the Agent shall have directed, not less than 48 hours prior to the Time of Closing;

          (b)  the requisite legal opinions and certificates as contemplated in
               Section 6 hereof;

          (c)  the Compensation Option; and

          (d) such further documentation as may be contemplated herein or as counsel to the Agent or the applicable regulatory authorities may reasonably require;

against payment of the aggregate purchase price for the Shares by certified cheques or bank drafts payable to the Corporation in trust or as directed by the Corporation and payment of the purchase price of the Secondary Shares by certified cheques or bank drafts payable to the Secondary Shareholders or as directed by the Secondary Shareholders.

9. EXPENSES - The Corporation will pay all expenses and fees incurred in connection with the Public Offering, including without limitation, the reasonable fees and expenses, and applicable GST, incurred by the Agent and of Agent's counsel; all expenses of or incidental to the creation, issue or distribution and qualification of the Subject Securities, the fees and expenses of the Corporation's counsel, and all costs incurred in connection with the preparation of documentation and certificates relating to the Public Offering including registrar and transfer agent fees, legal fees, filing fees, local counsel fees, share certificate fees, listing fees and printing costs. Fees and expenses incurred by the Agent or on its behalf including fees and expenses of the Agent's counsel shall be payable by the Corporation immediately upon receiving an invoice therefor from the Agent and shall be payable by the Corporation whether or not the Public Offering or any part thereof is completed, subject to the limitations set forth above. The Agent shall be entitled to deduct such fees and expenses, together with the Commission, as contemplated herein, from the proceeds available to the Corporation from the Public Offering, on a net cheque basis.

10. RESTRICTION ON FURTHER EQUITY ISSUES - Provided that an aggregate of 3,000,000 Offered Shares are sold pursuant to the Public Offering and the Secondary Offering, for a period of 120 days following the Closing Date, the Corporation shall not, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, issue, sell or otherwise dispose of or announce the issuance, sale or disposition of any of its common shares or other securities, provided that the Corporation may:

          (i) issue its common shares issuable upon the exercise of outstanding convertible securities as described in the Registration Statement and the Prospectuses;

          (ii) issue its common shares issuable upon the exercise of additional stock options that the Corporation may grant from time to time to directors, officers, employees and other service provides; and

          (iii) in one or more transactions, issue its common shares (or securities convertible into or exchangeable for such common shares) in connection with any merger, consolidation or amalgamation with, or any acquisition of assets or securities (through any tender or exchange offer, presently negotiated or otherwise) of any person or persons.

11. INDEMNITIES - The Corporation hereby covenants and agrees to protect, indemnify and hold harmless the Agent and its directors, officers and employees and agents (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") from and against all expenses, losses (except for loss of profits), claims, costs, damages or liabilities which they may suffer or incur caused by or arising directly or indirectly by reason of:

          (i) any information or statement (except any information or statement relating solely to the Agent) contained in the Registration Statement, the Preliminary Prospectuses, the Prospectuses or any Supplementary Material being or being alleged to be a misrepresentation;

          (ii) the Corporation not complying with any requirement of any Canadian or U.S. securities laws or regulatory requirements of the Qualifying Jurisdictions or the United States in connection with any part of the Public Offering or the Secondary Offering;

          (iii) the Selling Shareholders not complying with any requirement of any Canadian or U.S. securities laws or regulatory requirements of the Qualifying Jurisdictions or the United States in connection with any part of the Secondary Offerings;

          (iv) the omission to state in the Registration Statement, the Preliminary Prospectuses, the Prospectuses or any Supplementary Material a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances under which they were made (except the omission to state a material fact relating solely to the Agent);

          (v) any order made or any inquiry, investigation or proceeding commenced or threatened by any regulatory authority based upon an allegation that any untrue statement or alleged omission or any misrepresentation or alleged misrepresentation in the Registration Statement, the Preliminary Prospectuses, the Prospectuses or any Supplementary Material exists (except information and statements relating solely to the Agent) which prevents or restricts the trading in or distribution of the Subject Securities;

          (vi) the material breach, inaccuracy or non-performance of or by any of the Corporation or the Selling Shareholders of any representation, warranty or covenant of the Corporation or the Selling Shareholders contained in this agreement.

     If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Corporation pursuant to the provisions hereof, or if any potential claim contemplated by this Section shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Corporation in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Corporation's liability under this Section unless such delay has prejudiced the defence to such action or claim). The Corporation shall be entitled but not obliged to participate in or assume the defence thereof, provided, however that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defence thereof, and the fees and expense of such counsel shall be borne by the Indemnified Party unless: (i) the employment thereof has been specifically authorized in writing by the Corporation; (ii) the Indemnified Party has been advised by counsel acceptable to the Corporation, acting reasonably, that representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or (iii) the Corporation has failed within a reasonable time after receipt of such written notice to assume the defence of such action or claim. It is understood and agreed that the Corporation shall not, in connection with any suit in the same jurisdiction, be liable for the legal fees and expenses of more than one separate legal firm to represent the Indemnified Parties. Neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other parties, such consent not to be unreasonably withheld or delayed. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified in this Section obtained by the Indemnified Party from any other person.

     To the extent that any Indemnified Party is not a party to this Agreement the Agent shall obtain and hold the right and benefit of this Section in trust for and on behalf of such Indemnified Party.

     The rights of indemnity contained in this Section 11 shall not apply to any Indemnified Party if the Corporation has complied with Section 5 and the person asserting any claim contemplated by this Section 11 was not provided with a copy of any amendment or other document which corrects any misrepresentation or alleged misrepresentation which in the case of any such claim was required, under applicable securities laws, to be delivered to such person by the Agent and provided further that by the delivery of such amendment or document such person would have no grounds for such claim.

12. CONTRIBUTION - In the event that, for any reason, the indemnity provided for in Section 11 hereof is illegal or unenforceable, the Agent and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (except loss of profits) of the nature provided for in Section 11 hereof such that the Agent shall be responsible for that portion represented by the percentage that the aggregate Commission payable to the Agent hereunder bears to the gross proceeds from the Public Offering and the Corporation shall be responsible for the balance. Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 12, notify such party or parties from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable hereunder unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this Section. The right to contribution provided in this Section shall be in addition and not in derogation of any other right to contribution which the Corporation or the Agent may have by statute or otherwise by law.

13. TERMINATION RIGHTS - The Agent shall be entitled, at its option, to terminate all of its obligations under this Agreement, and the obligations of any person from whom the Agent has solicited an order to purchase any securities of the Corporation, by notice to that effect delivered to the Corporation if there shall have occurred or occur;

          (i) any material adverse change, financial or otherwise, (actual, proposed or prospective, whether factual or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects or capital of the Corporation; or

          (ii) a material change or change in a material fact or new material fact such as is contemplated in subsection 5(h) hereof;

          which, in the opinion of the Agent, would be expected to have an adverse effect on the business of the Corporation, market price or value of the Subject Securities,

          (iii) the state of the financial markets is such that in the opinion of the Agent it would be unprofitable to offer or market or continue to offer or market the Offered Shares for sale pursuant to the Public Offering and the Secondary Offering;

          (iv) there should develop, occur or come into effect any occurrence of national or international consequence or any action, law or regulation, inquiry or other occurrence of any nature whatsoever which, in the opinion of the Agent seriously affects or will seriously affect the business of the Corporation;

          (v) the Corporation is in breach of any material term of this Agreement;

          (vi) any order to cease trading in the securities of the Corporation is made by a competent securities regulatory authority and such order is still in effect at the Closing Date;

          (vii) any representation or warranty made by any of the Corporation or the Selling Shareholders in this Agreement is or becomes false in any material way, as determined by the Agent in its discretion acting reasonably, prior to the Closing Date; or

          (viii) any inquiry or investigation (whether formal or informal) in relation to the Corporation or the Corporation's directors or officers is commenced, threatened by any officer or official of the SEC or any of the securities commissions in Canada or by any officer or official of any other regulatory authority that is not settled by the Closing Date.

     If the Agent terminates this Agreement pursuant to the occurrence of an event in clause (ii) above such notice shall be delivered to the Corporation within two (2) Business Days of the date of the Agent being advised in writing of such event. If the Agent terminates this Agreement pursuant to this Section 13 there shall be no further liability on the part of the Agent or of the Corporation to the Agent, except in respect of any liability which may have arisen or may thereafter arise under Sections 9, 11 or 12 hereof.

     The right of the Agent to terminate its obligations under this Agreement is in addition to such other remedies as it may have or has in respect of any default, act or failure to act of the Corporation or the Selling Shareholders in respect of any of the matters contemplated by this Agreement. The Agent may waive, in whole or in part, or extend the time for compliance with, any term and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance provided, however, that any waiver or extension must be in writing and signed by the Agent in order to be binding upon it.

14. NOTICES - Any notice under this Agreement shall be given in writing and either delivered, telecopied or mailed by prepaid registered post to the party to receive such notice at the address or telecopy numbers indicated below:

          to the Corporation or the Selling Shareholders:

               CVF Corporation
               916 Center Street
               Lewiston, New York
               U.S. 14092

               Attention:     Mr. Jeffrey Dreben, President and
                              Chief Executive Officer
               Fax:           (716) 754-7606

          with a copy to:

               Meighen, Demers
               Suite 1100, Box 11
               200 King Street West
               Toronto, Ontario
               M5H 3T4

               Attention:     Mr. R.S. Sutin
               Fax:           (416) 977-5239


          to the Agent or any Indemnified Party or any registered dealer appointed by the Agent pursuant to Section 2 hereof:

               Moss, Lawson & Co.  Limited
               One Toronto Street
               Suite 410
               Toronto, Ontario
               M5C 2W3

               Attention:     Mr. John N. McVicar
               Fax:           (416) 864-2829

          with a copy to:

               Cassels Brock & Blackwell
               Scotia Plaza, Suite 2100
               40 King Street West
               Toronto, Ontario
               M5H 3C2

               Attention:     Mr. Peter Marrone
               Fax:           (416) 360-8877

or such other address or telecopy number as such party may hereafter designate by notice in writing to the other party. If a notice is delivered, it shall be effective from the date of delivery; if such notice is telecopied (with receipt confirmed), it shall be effective on the Business Day following the date such notice is telecopied; if such notice is sent by mail, it shall be effective four
(4) Business Days following the date of mailing, excluding all days when normal mail service is interrupted.

15. ALTERNATIVE TRANSACTION - Should the Corporation enter into an Alternative Transaction prior to the Closing Date, the Corporation shall pay to the Agent a fee equal to $25,000.00. An "Alternative Transaction" means an issuance of securities of the Corporation in excess of 5% of the total value or number of securities currently outstanding or a business transaction involving the Corporation including, without limitation, a merger, amalgamation, reverse take-over, arrangement, reorganization, joint venture, sale of all or substantially all assets, exchange of assets or any similar transaction other than issuances of securities pursuant to or in connection with the transaction or transactions referred to herein.

16. SURVIVAL - All representations, warranties, and agreements of the Corporation and the Selling Shareholders contained herein or contained in any document submitted pursuant to this Agreement or in connection with the Public Offering and the Secondary Offering shall survive the sale of the Offered Shares and the issuance of the Optioned Securities and shall continue in full force and effect unaffected by any subsequent disposition of the Subject Securities, for a period of three years from the Closing Date.

17. ASSIGNMENT - The Agent may not assign this Agreement or any rights hereunder without the prior written consent of the Corporation.

18. ENTIRE AGREEMENT - The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written, including without limitation the engagement letter between the Corporation and the Agent dated and accepted by the Corporation on November 2, 1997, as amended.

19. COUNTERPARTS - The execution of this Agreement may be executed in any number of counterparts all of which when taken together shall be deemed to be one and the same document and not withstanding their actual date of execution shall be deemed to be dated as of the date first above written.

20.  TIME OF THE ESSENCE - Time shall be of the essence of this agreement.

21. GENERAL - The Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario. Time shall be of the essence hereof.

     If the above is in accordance with your understanding, please sign and return to the Agent a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement among the Corporation, the Selling Shareholders, and the Agent.

                              MOSS, LAWSON & CO. LIMITED


                              Per:  ___________________________________


The above offer is hereby accepted and agreed to as of the date first above written.


                              CVF CORPORATION


                              Per:  ___________________________________



                              C.A. MISENER ENTERPRISES INC.


                              Per:  ___________________________________



-------------------------           -----------------------------------
Witness                             Murray Sinclair